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                                [FORM OF PROXY]

                            BLUESTONE SOFTWARE, INC.

                        SPECIAL MEETING OF STOCKHOLDERS
                                JANUARY 17, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of BLUESTONE SOFTWARE, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of
Stockholders and Proxy Statement/Prospectus, each dated           , 2000, and
hereby appoints Paul T. Porrini and S. Craig Huke each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of BLUESTONE SOFTWARE, INC. to be held on Wednesday, January 17, 2001 at 10:00 A.M. local time, at the Sheraton Rittenhouse Square, 18th and Locust Streets, Philadelphia, Pennsylvania 19103 and at any adjournments or postponements thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

/X/ Please mark votes as in this example.

1. Adoption and approval of the Agreement and Plan of Merger, dated as of October 24, 2000, by and among Hewlett-Packard Company, Beta Acquisition Corporation, a wholly-owned subsidiary of Hewlett Packard, and Bluestone, pursuant to which Bluestone will become a wholly-owned subsidiary of Hewlett-Packard and may be merged upstream into Hewlett-Packard, and each outstanding share of Bluestone common stock will be converted into the right to receive 0.4866 shares of Hewlett-Packard common stock, and approval of the merger contemplated by the Agreement and Plan of Merger.

             / / FOR             / / AGAINST             / / ABSTAIN

2. Grant the Bluestone Board of Directors the discretionary authority to act upon other matters relating to the conduct of the special meeting and at any adjournment or postponement thereto.

             / / FOR             / / AGAINST             / / ABSTAIN

SEE REVERSE SIDE   (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)   SEE REVERSE
    SIDE
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    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1 AND 2. THIS
PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. THIS PROXY WILL BE VOTED FOR PROPOSAL NOS. 1 AND 2 IF NO SPECIFICATION IS MADE AND WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDERS ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /

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                                                             Date: ----------------------------------
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                                                             Signature
                                                             Date: ----------------------------------
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                                                             Signature
                                                             This proxy should be marked, dated and
                                                             signed by the stockholder(s) exactly as
                                                             his or her name appears herein, and
                                                             returned promptly in the enclosed
                                                             envelope. Persons signing in a fiduciary
                                                             capacity should so indicate. If shares
                                                             are held by joint tenants or as
                                                             community property, both should sign. If
                                                             the stockholder is a corporation, please
                                                             sign full corporate name by an
                                                             authorized officer. If the stockholder
                                                             is a partnership, please sign full
                                                             partnership name by an authorized
                                                             person.
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